UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0758017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Healthwest Drive, Suite 2 Dothan, Alabama	36303
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.001 par value	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Construction Partners, Inc. (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), on Nasdaq Texas, LLC (“Nasdaq Texas”) under the symbol “ROAD.” The Class A Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “ROAD.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock to which this Form 8-A relates, as may be amended from time to time, contained in Exhibit 4.2 of the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on November 25, 2025, is incorporated herein by reference.

The Company expects the listing and trading of the Class A Common Stock on Nasdaq Texas to commence on March 30, 2026 under the symbol “ROAD.”

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on Nasdaq Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 27, 2026

CONSTRUCTION PARTNERS, INC.

By:	/s/ Gregory A. Hoffman
Name:	Gregory A. Hoffman
Title:	Senior Vice President and Chief Financial Officer